Exhibit 28

                             KOGER EQUITY, INC.
                           STOCK INVESTMENT PLAN

   1. Plan. The purpose of the Stock Investment Plan (the "Investment Plan") is to encourage a sense of proprietorship on the part of all employees of Koger Equity, Inc. (the "Company") and its Participating Subsidiaries, by assisting them in making regular purchases of shares of the Company Common Stock, par value $.01 per share (the "Shares") and thus increasing their interest in the growth of the Company and its financial success.

   The Board of Directors of the Company or the Executive Committee thereof shall have full power and authority to interpret and construe any provision of the Investment Plan finally and conclusively as to all persons having any interest thereunder, to adopt rules and regulations not inconsistent with the Investment Plan for carrying out the plan or for providing for matters not specifically covered in the plan and to alter, amend, and revoke any rules or regulations so adopted. The Investment Plan is administered by the First Union National Bank of North Carolina, N.A. (the "Administrator"), 230 S. Tryon Street, Charlotte, North Carolina 28288.

   2. Eligibility to Participate. Every employee of the Company or any of the Participating Subsidiaries who has attained legal age shall be eligible to participate in the Investment Plan. For the purpose of the Investment Plan, a "Participating Subsidiary" shall be any subsidiary of the Company in which the Company owns greater than 50% of the capital stock having voting power in ordinary circumstances, which has been designated as a Participating Subsidiary by a resolution of the Board of Directors of the Company, and which designation has been accepted by a resolution of the Board of Directors of such designated subsidiary. "Participating Subsidiary" shall be deemed to include such subsidiaries of Participating Subsidiaries which are so included by the above mentioned resolution of the Board of Directors of the Participating Subsidiary. Eligible employees of any Participating Subsidiary shall include all employees thereof or any class or classes of such employees designated in said resolution of the Board of Directors of the Participating Subsidiary. The Company or any of its Participating Subsidiaries may be referred to herein as the "Employer" or together as the "Employers."

   3. Participation: Payroll Deductions. Each eligible employee may become a participant in the Investment Plan by filing with the Company a written application which will be recorded by the Company. Each application of an eligible employee will become effective for the first payroll period beginning in the calendar month next succeeding the date on which such application is received by the Company. As used herein, the term "payroll period" shall mean the period from the date on which the employee customarily receives his or her regular salary or wages to the next successive date on which he or she customarily receives such payment.

   All employee contributions to the Investment Plan will be made only by payroll deduction. Each application shall specify the amount which the participant elects to contribute under the Investment Plan for each month and shall authorize the Company or the Participating Subsidiary, as the case may be, to withhold such amount from the salary or wages of such participant with respect to each period thereafter until such participant's participation in the Investment Plan is terminated or until the amount of such deductions shall be changed or suspended as hereinafter provided. The amount so authorized to be withheld must be not less than $10.00 per month nor more than $1,700.00 per month.

   Any application may be amended to increase or to reduce (within the limits permitted by the Investment Plan) or to suspend the amount of such deductions at any time. Each such amendment shall be made by filing a written application with the Company and shall become effective for the first of the month beginning after receipt of the application.

   4. Transmittal. Each Employer shall accumulate on a monthly basis and hold, without interest, all amounts so withheld from the Investment Plan participants. All such amounts accumulated in any month, along with the Employer's monthly contributions described in paragraph 6 below, shall be transmitted to the Administrator
(to be applied in accordance with the provisions of the Investment Plan) so as to be mailed to the Administrator as soon as possible following the month of the withholding of such amounts; provided, however, that the Company's Executive
Committee or its designee may in its discretion transmit such amounts to the Administrator at such later time as such Committee or its designee may determine; provided, however, that such later transmittal shall be not later than ninety (90) days after the month in which the amounts transmitted were accumulated for the accounts of the participants. Such transmittal shall be accompanied by a transmittal letter, the form of which will be supplied by the Administrator. A signed copy of each amendment of the application shall be transmitted to the Administrator with the first transmittal of monies thereafter deducted on behalf of participants in the Investment Plan.

   In lieu of transmitting funds to the Administrator, the Employers may transmit an equivalent amount of Shares based on their market price on the day preceding the day of transmittal. Such market price shall be equal to the mean between the bid and asked prices of the Shares, as reported by NASDAQ, in the over-the-counter market or the closing price of the Shares on any national stock exchange on which the Shares may be traded. The Shares are currently listed for trading on the American Stock Exchange.

   The Administrator shall establish and maintain a separate account on behalf of each participant. All Shares purchased or transmitted under the Investment Plan shall be held in the name and custody of the Administrator for the benefit of the participants and subject to withdrawal by such participants as herein provided.

   5. Purchases. Upon receipt of funds from the Company and its Participating Subsidiaries for such purpose hereunder, the Administrator shall, as promptly as practicable and in accordance with the guidelines of the Securities and Exchange Commission, purchase in the over-the-counter market or on any national stock exchange on which the Shares may be traded or, if at a price lower than shall then prevail in the open market, in a negotiated private transaction, as agent for the participants, as many whole Shares as the aggregate of such funds will permit, provided however, if the Company so instructs the Administrator, the Administrator shall purchase Shares from the Company. The aggregate of all such purchases will be allocated, on the basis of the average cost thereof, to the respective accounts of the participants in proportion to the portion of such funds which was invested on behalf of each participant. Each Employer will pay all commissions or charges on the aggregate number of Shares so purchased under the Investment Plan each month, attributable to each such Employer's participating employees.

   6. Employer Contribution. Each Employer will contribute the following percentages of each of its respective participating employee's total monthly Investment Plan payroll deduction: (a) 25% of amounts from $10.00 through $50.00, (b) 20% of amounts from $50.01 through $100.00, and (c) 15% of amounts from $100.01 through $1,700.00. This contribution will be combined with the amounts of an employee's total monthly deductions for investment pursuant to the plan. Such Employer contributions will not constitute a part of base earnings for purposes of determining insurance, pension, health, profit sharing, bonuses or other employee benefits. Such contributions constitute compensation to each participating employee, are taxable as ordinary income and will be reported to the Internal Revenue Service. The Company shall furnish to the Administrator concurrently with each delivery of funds a complete list of the participants who are entitled to receive any of such contribution.

   7. Confirmations. The Administrator will forward to each participant a confirmation or a monthly statement indicating the number of Shares acquired under the provisions of the Investment Plan (including fractions to the fourth decimal) for his or her account (whether purchased for his or her account or contributed by the Employers), the cost thereof, the date of acquisition, and the total number of Shares then credited to his account.

   8. Withdrawal of Shares. A participant may at any time withdraw from his or her account part or all of any whole Shares then credited to such account, by filing with the Administrator written notice in such form as the Administrator shall have prescribed therefor. A withdrawal shall have no effect on the participant's deductions and shall not effect a termination of his or her interest in the Plan. All federal or state transfer taxes, if any, which may be due upon any withdrawal from the Investment Plan will be paid by the Employer of such participant.

   9. Termination. If a participant shall die, retire, be totally and permanently disabled, cease to be employed by the Company or a Participating Subsidiary, such person's participation in the Investment Plan shall thereupon automatically terminate. The Company will notify the Administrator of any such termination. Securities held by the Administrator for the account of any person whose participation in the Investment Plan shall be terminated will continue to be so held by the Administrator and the reinvestment of dividends continued until the Administrator shall have received other instructions from such participant or his estate.

   Upon the receipt of appropriate instructions from the participant or his or her legal representative, the Administrator will transfer or sell any whole Shares credited to the account of the participant as directed. All federal or state transfer taxes, if any, which may be due upon transfer of such Shares to the participant will be paid by his or her employer. Such taxes due upon transfer to any person other than the participant will not be borne by the Employer, and the Administrator may require the deposit of funds sufficient to cover such taxes in advance of making any such transfer. No participant shall have any right to receive any fractional Share credited to his or her account in the Investment Plan, nor shall any provision herein be construed to give such right. Any fractional Share interest subject to transfer to the participant or other person shall be paid thereto in cash by the Administrator.

   Notwithstanding the foregoing, if an employee's participation in the Investment Plan shall have been terminated for one month and the Administrator shall not have received instruction from the former participant, his legal representative or his estate concerning the disposition of the assets in his Investment Plan account, the Company may instruct the Administrator to issue a certificate representating all whole shares of Koger Equity, Inc. common stock held in the account to the former participant and to mail it along with a check for any fractional share remaining in the account to the last known address of the former participant, and to close the account.

   10. Voting and Other Rights. All rights as a shareholder of the Shares shall vest in the participant upon the date when such Shares are credited to his or her account, except as otherwise provided in paragraphs 9 and 11 hereunder and except that voting rights in respect of such Shares shall be exercised by the Administrator in accordance with the participant's signed proxy instructions duly delivered to the Administrator or otherwise in accordance with the applicable rules of any national stock exchange on which the Shares may be traded. The Administrator will deliver to each participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its shareholders. There will be no charge to the participants for the Administrator's retention or delivery of Share certificates or in connection with notices, proxies, or other such materials. The Administrator shall exercise proxy instructions received from the participants on all whole Shares only, with no proxies being voted with respect to any fractional Shares.

   11. Dividends and Other Proceeds. Cash dividends received in respect of the Shares held in the accounts of participants will be credited by the Administrator to such accounts. All such cash will be reinvested in Shares as promptly as practicable following receipt thereof. The Company will pay all commissions or fees in connection with the purchases constituting such reinvestment.

   Stock dividends or split-ups in respect of the Shares held in the accounts of participants will be credited to such accounts without charge. Other securities and rights to subscribe received in respect of the Shares held in the accounts of participants will be sold by the Administrator and the proceeds treated in the same manner as cash dividends.

   12. Transfer of Rights. Unless applicable state or federal law requires a contrary result:

       (a) A participant in the Investment Plan may not assign, transfer, hypothecate, encumber, commute, or anticipate either his or her interest in the Investment Plan or funds or the Shares credited to his or her account thereunder, and

       (b) Neither the interest of a participant in the Investment Plan nor the funds or the Shares credited to his or her account thereunder shall in any way be subject to any legal process or be levied upon or attached for payment of any claims against a participant or otherwise availed of by any other person.

   Any such attempted assignment, transfer, hypothecation, encumbrance, commutation or anticipation, and any such attempted levy, attachment, or other subjection to legal process shall be void and shall not be recognized by the Administrator.

   13. Amendments, Suspensions, and Terminations. The Board of Directors of the Company or its Executive Committee may from time to time amend, suspend, or terminate in whole or in part, and if terminated may reinstate, any or all of the provisions of the Investment Plan, except that no amendment, suspension, or termination may be made which, in the judgement of such Board of Directors or Executive Committee, will retroactively affect adversely the rights of participants in the Investment Plan, except that the plan may be temporarily suspended and the contributions accumulated and held by the Employers when such suspension is necessary until the satisfaction of any applicable securities laws or other governmental rule, regulation, or law. Except as provided in Paragraph 9 above, no part of the funds or the Shares credited to the account of any participant shall be subject to forfeiture for any reason.

   14. Administration. The Administrator is appointed by the Board of Directors of the Company or its Executive Committee to administer the Investment Plan and may be removed from such appointment at any time at the sole discretion of such Board of Directors or its Executive Committee. Consequently, nothing in the Investment Plan shall be deemed to create any obligation on the part of the Company or any of its subsidiaries or the Administrator that the Administrator shall continue to administer the Investment Plan. The Company may appoint any other trust company or bank or member firm of the New York Stock Exchange or American Stock Exchange to administer the Investment Plan and such appointment shall be deemed to amend the plan to substitute the name of such member firm or bank or trust company for the previously named administrator in the definitions of the term "Administrator."

   15. Responsibility. Neither the Company, its Participating Subsidiaries nor the Administrator shall have any responsibility or liability for any act or thing done or left undone, including, without limiting the generality of the foregoing, any action taken with respect to the price, time, quantity, or other conditions and circumstances of the purchase of Shares under the terms of the Investment Plan.

   16. Notices.

       (a) Any notice hereunder to the Company or its Participating Subsidiaries shall be in writing on the form provided, if any, and such notice shall be deemed duly given or made only upon receipt thereof at the Company's office at 3986 Boulevard Center Drive, Jacksonville, Florida 32207, or at such other address as the Company may designate by notice to the participants and to the Administrator.

       (b) Any notice hereunder to the Administrator shall be given to the Administrator in writing and such notice shall be deemed duly given or made only upon receipt thereof at the Administrator's principal office at 230 South Tryon Street, Charlotte, North
Carolina 28288, or at such other address as the Administrator may designate by notice to the Company.

       (c) Any notice or other communication to a participant hereunder shall be in writing on the form provided, if any, and such communication and any delivery to a participant hereunder shall be deemed duly given or made if mailed, delivered or made to the participant at such address as the participant may have on file with the Company or in care of the Company at its principal office in Jacksonville, Florida.

   17. Federal Income Tax Consequences. All contributions made by an Employer with respect to a participant under the Investment Plan will constitute compensation taxable as ordinary income for federal income tax purposes in the year in which such contributions are made, at which time the Employer will receive a deduction in the amount of such contribution as an ordinary business expense.

   18. Restrictions on Transfer of Shares. Persons who may be deemed to be affiliates of the Company would be required to make resales of Shares acquired under the Investment Plan either pursuant to the registration requirements of the Securities Act of 1933, as amended, or pursuant to Rule 144 as promulgated under that Act or some other exemption thereunder.

   19. Effective Date of Plan. The Investment Plan became effective
May 10, 1994.